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                                 EXHIBIT 10.13

                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made and entered to be effective as of the 11th day of March 1999 (the "Effective Date") by and between HENRY M. ZACHS, an individual who is a citizen of the United States of America having a business address of 40 Woodland Street, Hartford, Connecticut 06105 ("ZACHS"), and ZIPLINK, LLC, a limited liability company organized and existing under the laws of the State of Delaware, having a primary place of business address of 900 Chelmsford Street, Lowell, Massachusetts 01851 ("ZIPLINK").

RECITALS

                  A. ZACHS is the owner of the marks "ZIP", "ZIP DATA", "ZIP FONE", "ZIPTALK", "ZIP MAIL", "ZIP NEWS", "ZIP WEB", and "JOBLINKS.NET" (collectively the "ZIP Marks").

                  B. ZACHS has adopted, acquired, and has consistently and continuously employed the ZIP Marks as trademarks and service marks for his various products and communication services.

         C. ZACHS has continuously used the ZIP Marks in connection with his goods and services from his earliest effective date of first use to the present thereby developing a well known, highly regarded and distinctive family of marks having substantial goodwill associated therewith.

         D. ZACHS has sought and obtained U.S. Trademark or Service Mark Registrations or has pending U.S. Trademark or Service Mark Applications for all of the ZIP Marks.

         E. ZIPLINK desires to obtain, and ZACHS desires to grant, certain conditional rights to use the ZIP Marks in connection with certain services offered and provided by it.

AGREEMENTS

         1. INCORPORATION OF RECITALS. The Recitals set forth hereinabove are hereby referred to, incorporated herein, and made a part of this Agreement by reference. The parties hereto agree that this Agreement has been entered into for and in consideration of the provisions contained in said Recitals as well as those contained in the balance of this Agreement.

         2.       GRANT OF LICENSE AND PAYMENT.

                  a. ZACHS hereby grants to ZIPLINK a non-exclusive license for the ZIP Marks solely in accordance with the use descriptions for each of the ZIP Marks, as


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set forth on Exhibit A attached hereto (the "License"). The License and this
Agreement replace and novate in their entirety any prior contracts or agreements between the parties with respect to or relating to the ZIP Marks or any of them.

                  b. ZIPLINK accepts the License on the following terms and conditions hereinafter set forth in this Agreement, and agrees to pay ZACHS the amount of One Dollar ($ 1.00) therefor concurrent with its execution hereof. o

                  c. ZIPLINK hereby acknowledges and agrees that this Agreement is made without any representation or warranty by ZACHS as to the absence of litigation or adverse claims with respect to the ZIP Marks or any of them.

                           (1). In the event of any monies realized from the
resolution of claims against others by reason of any alleged improper or unauthorized use of the ZIP Marks or any of them, then such monies will be paid to and solely inure to the benefit of ZACHS. Effective as of September 8, 1998, ZACHS will be solely responsible for any attorneys' fees and costs paid or incurred in the defense of the ZIP Marks or any of them.

                           (2). In the event of any monies realized from the
resolution of claims against others by reason of any alleged improper or unauthorized use of the mark "ZIPLINK", such monies will be paid to and solely inure to the benefit of ZIPLINK. Effective as of September l, 1997, ZIPLINK will be solely responsible for any attorneys' fees and costs paid or incurred in the defense of the mark "ZIPLINK".

                  d. ZACHS agrees and covenants that he will not grant any other licenses for the ZIP Marks or any of them without the prior written consent of ZIPLINK.

                  e. Following a final and non-appealable judgment, settlement, or other resolution of any and all pending litigation involving any of the ZIP Marks in which ZACHS and/or ZIPLINK are parties, ZIPLINK will have the right to purchase from ZACHS the ZIP Marks for a consideration of One Dollar ($1.00); provided, however, that such right of ZIPLINK will not extend to the ZIP Mark "ZIP"(Registration No. 2,027, 356 issued on December 31, 1996). Following the merger of the License with the purchase by ZIPLINK of the ZIP Marks other than the ZIP Mark "ZIP", then the ZIP Mark "ZIP" will continue to be licensed by ZACHS to ZIPLINK pursuant to all of the terms and conditions of this Agreement, including, but not limited to Paragraphs 3(a) and 3(b) herein, and the License for the ZIP Mark "ZIP" will become as of the closing of such purchase exclusive as to ZIPLINK only for the use description related thereto, as set forth on Exhibit A attached hereto.

         3.       OWNERSHIP OF THE ZIP MARKS.

                  a. ZIPLINK acknowledges (i) the validity of each of the U.S. Trademark and Service Mark Registrations and Applications set forth in Exhibit B attached hereto; and (ii) that ZACHS is the exclusive owner of all right, title, and interest



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in such Registrations and Applications, the services and products associated therewith, and all good will flowing therefrom.

                  b. ZIPLINK agrees that (i) nothing in this Agreement will confer upon it any right, title, or interest in the ZIP Marks other than the right to use the ZIP Marks in accordance with this Agreement, (ii) its use of the ZIP Marks in accordance with this Agreement does and will inure to the benefit of ZACHS, (iii) it will not, directly or indirectly, attack or assist or act in concert with others to attack the title of ZACHS to the ZIP Marks or any of them, their validity, any of such Registrations or Applications, and/or this Agreement.

         4.       QUALITV STANDARDS AND MAINTENANCE; INDEMNIFICATION.

                  a. ZACHS will have the right to (i) inspect, examine, and approve all products and services offered by or the direction of ZIPLINK in connection with which any of the ZIP Marks are used; and (ii) examine and approve the manner in which ZIPLINK uses the any or all of the ZIP Marks in order to insure proper usage thereof.

                  b. If ZACHS objects to the manner of ZIPLINK'S usage of any of the ZIP Marks, then, within ninety (90) days after its receipt of written notification of such an objection by ZACHS, ZIPLINK will submit to ZACHS for his approval a written recommendation for a different manner of usage. If ZACHS does not provide written his approval to ZIPLINK fourteen (14) days of his receipt of such written recommendation or if ZACHS declines his approval of such written recommendation within such fourteen (14) day period of time and ZIPLINK resubmits within ten (10) days thereafter a second written recommendation to ZACHS and no written approval is thereafter forthcoming from ZACHS within a fourteen (14) day period of time following his receipt of the second written recommendation of ZIPLINK, then ZIPLINK will refrain from the manner of usage objected to by ZACHS.

                  c. To the extent he has deemed necessary, ZACHS has inspected, examined, and evaluated the products and services presently being provided by ZIPLINK under other marks, and approves of the nature and quality of such products and services and the manner in which those other marks associated therewith have been and are being used. The quality of those products and services and manner of use of such other marks will be considered as the standard of quality for all future products and services to be offered by or at the direction of ZIPLINK under the ZIP Marks (the "Standard of Quality"). ZIPLINK agrees it will (i) comply with all applicable laws and regulation and obtain appropriate government approvals pertaining to the offering, sale, distribution, and advertising of products and services used in connection with any of the ZIP Marks; and (ii) maintain the Standard of Quality on all such products and services. If any changes are made by ZIPLINK in the Standard of Quality, it will immediately inform ZACHS in writing of any and all such changes.

                  d. ZACHS will be the sole judge of whether or not ZIPLINK has met


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or is meeting the Standard of Quality. ZIPLINK agrees to allow ZACH's authorized agents to enter ZIPLINK'S premises at any time during regular business hours whenever necessary in order for ZACHS to inspect the quality of the products and services being provided by or at the direction of ZIPLINK under any of the ZIP Marks.

                  e. ZIPLINK will indemnify, defend, and hold ZACHS harmless from any claim, liability, loss, or damage to any third party or property, including, but not limited to, consequential damages or losses, warranty claims, product liability claims, and/or damages arising out of an action for strict liability in tort as well as the attorneys' fees and costs of ZACHS associated with or incurred as part of any such claim, liability, loss or damage arising from (i) defects in any products or services provided by or at the direction of ZIPLINK under any of the ZIP Marks; or (2) the exercise by ZIPLINK of its rights under the License.

         5.       TERM AND ASSIGNMENT.

                  a. The License and this Agreement will commence on the Effective Date, and will continue in force and effect unless terminated in accordance with the provisions of paragraph 6 herein.

                  b. ZIPLINK may not assign or transfer the License or this Agreement without the prior written consent of ZACHS, and any such assignment or transfer without such written consent will be null and void; provided, however, ZIPLINK may without the prior written consent of ZACHS freely assign and transfer the License and this Agreement to ZipLink, Inc., a Delaware Corporation that is affiliated with or the successor to ZIPLINK (the "Corporation"), in which case ZIPLINK and the corporation will become jointly and severally liable for the obligations of ZIPLINK hereunder.

                  c. The License and this Agreement will be freely assignable by ZACHS without the prior consent of ZIPLINK.

         6.       TERMINATION OF THE LICENSE.

                  a. ZIPLINK will be deemed to be in default of the License and this Agreement if (i) it applies for or consents to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property; (ii) it commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, consents to any such relief or to the appointment of or the taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or such a proceeding or case is brought involuntarily against ZIPLINK, and, in any event, such case or proceeding is not dismissed or discharged within thirty (30) days of commencement; (iii) it ceases to be an operating business entity; and/or (iv) it fails to perform or comply with any of the terms and conditions of the License and/or this Agreement. With respect to the latter circumstance,


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ZIPLINK will not be deemed to be in default of the License and/or this Agreement if it has first received written notice from ZACHS specifying in detail the nature of the default, and ZIPLINK fully cures such default within ten (10) days of the date of its receipt of written that notice. In the event of a default by ZIPLINK that is not so cured, then the License and this Agreement will terminate upon the expiration of such cure period.

                  b. Upon the effective date of the termination of the License and this Agreement, ZIPLINK agrees to (i) forthwith discontinue all use of the ZIP Marks, and thereafter will no longer use or have the right to use any of the ZIP Marks, any variation thereof, or any word or figure similar thereto; and
(ii) to continue to fully abide by the provisions of Paragraphs 3(a) and 3(b) herein that will survive any such termination.

7.                GENERAL PROVISIONS.

                  A. The term "Agreement", will include (i) each of the Exhibits hereto; and (ii) any future written amendments, modifications, or supplements made to this Agreement that are in a writing executed by all of the parties.

                  B. The term "Paragraph" or "Paragraphs" refers to the paragraph or paragraphs of this Agreement. The titles and subtitles used herein are not a part of this Agreement, are included solely for convenient reference to the Paragraphs hereof, and have no bearing upon the various terms and conditions hereof.

                  C. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, and legal representatives.

                  D. If any provision of this Agreement, or the application thereof, is for any reason and to any extent deemed invalid or unenforceable, then the remainder of the Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties will replace any such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the maximum extent possible, the economic, business, and other purposes of the invalid or unenforceable provision.

                  E. The failure of either party at any time to require performance by the other party of any provision hereof will not affect in any way the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision herein will not be taken or held by the other party to be a waiver of the provision itself unless such a waiver is in writing.

                  F. Nothing herein will be construed to place the parties in the relationship of partners or joint venturers, and neither party will have the power to obligate or bind the other in any manner whatsoever.


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


                  G. This Agreement will be deemed to be made and entered into in the State of Connecticut.

                  H. The validity, interpretation, and performance of this Agreement will be controlled by and construed under the laws of the State of Connecticut; provided, however, that this Agreement will be given a fair and reasonable construction in accordance with its terms and without any construction in favor of or against either party.

                  I Any notice, request, demand, or other communication required or permitted hereunder will be in writing, communication charges prepaid, and will be sent to the party to be notified by overnight courier service with package tracking capability. All communications will be deemed given when received. The addresses of the parties for the purposes of such communication are:

                           ZACHS:

                           Mr. Henry M. Zachs
                           40 Woodland Street
                           Hartford, Connecticut 06105

                           ZIPLINK:

                           ZIPLINK, LLC
                           900 Chelmsford Street
                           Lowell, Massachusetts 01851

A party may change its address for the purposes of communication under this Agreement only by giving written notice to the other parties in the manner specified in this Paragraph 7(i) in which case this Agreement will be deemed to have been so modified.

                  J. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

                  K. THE PARTIES AGREE THAT THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE RELATIONSHIP BETWEEN THEM WITH RESPECT TO THE ZIP MARKS, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS PROPOSALS AND/OR CONTRACTS BETWEEN THEM, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OF THE COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THIS AGREEMENT MAY NOT BE EXPLAINED OR SUPPLEMENTED BY ANY PRIOR COURSE OF DEALlNGS OR PERFORMANCE BETWEEN THE PARTIES OR BY TRADE CUSTOM OR USAGE.


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Executed to be effective as of the Effective Date.

HENRY M. ZACHS                                  ZIPLINK, LLC

s/Henry M. Zachs                                By: s/Christopher W. Jenkins_
Henry M. Zachs                                      [Print Name and Title]

Dated:  3/11/99                                 Dated:  3/11/99



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                                    EXHIBIT A


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ZIP -- Services for and related to the providing of on-line electronic communications services over a global computer network through an Internet service provider.

ZIP DATA -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, and/or data transmission services over a global computer network through an Internet service provider.

ZIP FONE -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, and/or data transmission services over a global computer network through an Internet service provider.

ZIPTALK -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, and/or data transmission services over a global computer network through an Internet service provider.

ZIP MAIL -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, E-mail, and/or data transmission services over a global computer network through an Internet service provider.

ZIP NEWS -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, local and national news and events, E-mail, and/or data transmission services over a global computer network through an Internet service provider.

ZIP WEB -- Services for and related to the providing of on-line electronic communications, telephone, wireless (e.g., cellular, PCS, and two-way), voice and auditory messaging, local and national news and events, electronic mail, and/or data transmission services electronically over a global computer network through an Internet service provider, and the design and hosting of sites on such a global computer network.

JOBLINKS.NET -- [DESCRIPTION TO BE PROVIDED]


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                                    EXHIBIT B















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

ZIP                        Reg. No. 2,027,356                    Issued 12/31/96

ZIP DATA                   Reg. No. 2,175,284                    Issued 07/21/98

ZIP FONE                   Reg. No. 2,178,838                    Issued 08/04/98

ZIPTALK                    Reg. No. 2,180,955                    Issued 08/11/98

ZIP WEB                    Serial No. 75/015,912                  Filed 11/07/95

ZIP NEWS                   Serial No. 75/012,181                  Filed 10/30/95

ZIP MAIL                   Serial No. 75/001,081                  Filed 10/03/95

JOBLINKS.NET               Serial No. 75/474,777                  Filed 04/27/98







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